UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 6, 2020 (April 30, 2020)

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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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200 Oceangate, Suite 100, Long Beach, California	90802
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (562) 435-3666

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.
☐

Item 1.01     Entry into a Material Definitive Agreement.

Stock and Asset Purchase Agreement

On April 30, 2020, Molina Healthcare, Inc. (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Magellan Health, Inc. (“Magellan”), to purchase and acquire the Magellan Complete Care (“MCC”) business (the “MCC Acquisition”).

The MCC Acquisition is subject to several conditions to closing, including but not limited to: (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (ii) regulatory approvals from states, applicable licensing agencies and governmental healthcare programs, including the Centers for Medicare and Medicaid Services.

The purchase price to acquire the equity of various MCC entities and certain assets of the MCC business is approximately $820 million, net of certain tax benefits, which is subject to adjustments and assumption of MCC liabilities as more fully described in the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the parties and customary covenants regarding the conduct of the MCC business prior to the closing. The representations and warranties generally survive for fifteen months following the closing, with longer survival periods for certain representations and warranties. The Company has bound a representations and warranties insurance policy with AXA XL Insurance, for losses arising or resulting from breaches of Magellan’s representations and warranties and certain unpaid pre-closing taxes.

Magellan will indemnify the Company for losses suffered or incurred as a result of: (i) breaches or inaccuracies of representations and warranties of Magellan under the Purchase Agreement, (ii) the breach or failure to perform any covenant or agreement of Magellan under the Purchase Agreement, (iii) any and all costs of any director, officer, manager or general or limited partner of any MCC entity relating to any threatened, pending or completed action, suit or proceeding that is not primarily related to the MCC business solely to the extent not covered by a prepaid “tail” directors’ and officers’ liability insurance policy to be purchased by the Company prior to the closing, (iv) any indebtedness of the purchased MCC entities which is not accounted for in post-closing adjustments, (v) any transaction expenses of Magellan which are outstanding as of the closing but which are not accounted for in the post-closing adjustments, (vi) excluded liabilities unrelated to the MCC business, (vii) the failure by Magellan to pay pre-closing taxes of the purchased MCC entities, subject to certain limitations, and (viii) certain matters not covered by the Company’s representations and warranties insurance policy.  The Company will indemnify Magellan for losses suffered or incurred as a result of: (i) the breach or inaccuracy of any representation or warranty by the Company under the Purchase Agreement, (ii) the breach of any covenants and agreements of the Company under the Purchase Agreement, (iii) liabilities assumed relating to the MCC business, except to the extent subject to indemnification by Magellan or post-closing adjustment, and (iv) the failure by the Company to pay or reimburse certain post-closing taxes in accordance with the Purchase Agreement.

The Purchase Agreement may be terminated upon the following conditions:

●	Mutual written agreement of the Company and Magellan;

●
The MCC Acquisition has not closed within six months after signing (the “Outside Date”), subject to each party’s right to extend the Outside Date for up to a total of ninety days under certain circumstances, and two additional ninety day periods under more limited circumstances; provided that the terminating party has not breached in any material respect its obligations under the Purchase Agreement in any manner that shall have proximately caused the failure of the closing to be consummated prior to the Outside Date;

●	Any law or order which restrains, enjoins or otherwise prohibits the consummation of the MCC Acquisition, becomes final and non-appealable;

●
By the nonbreaching party if Magellan, on the one hand, or the Company, on the other hand, breaches any representation and warranty, covenant or agreement made by such party in the Purchase Agreement that would result in the failure of the associated closing condition to be satisfied and such breach or failure to perform is incapable of being cured or has not been cured by the breaching party prior to the earlier of thirty days following the notice to the other party of such breach or failure and the Outside Date; provided that the nonbreaching party shall not have the right to terminate if such party is then in material breach of any of the representations, warranties, covenants or agreements made by such party in the Purchase Agreement; and

●
By either party, where such party (the “Initiating Party”) (i) waives or satisfies certain conditions to the closing set forth in the Purchase Agreement, (ii) the other party fails to consummate the closing within two business days of the date the closing should have occurred pursuant to the terms of the Purchase Agreement, (iii) the Initiating Party has confirmed by written notice to the other party that it is ready, willing and able to consummate the closing on the date of such written notice and throughout the immediately subsequent three business day period, and (iv) the other party fails to consummate the closing within three business days following receipt of such written notice.

Pursuant to the Purchase Agreement, the Company is required to provide the employees of the MCC business with: (i) salary and bonus opportunities that are no less favorable than those provided to such employees as of immediately prior to closing, and (ii) employee benefits that are substantially comparable in the aggregate to those provided to such employees as of the signing of the Purchase Agreement. The Company is also required to make retention payments pursuant to a retention plan to be instituted by Magellan prior to closing, provided that half of the Company’s payment obligations will be included in the calculation of the purchase price adjustments as further detailed in the Purchase Agreement. In connection with the MCC Acquisition, Magellan has agreed to provide the Company with certain transition services for a period following the closing, to be set forth in a transition services agreement. The Purchase Agreement also contains certain covenants, including, but not limited to customary restrictive covenants regarding the solicitation of employees and non-competition.

At the closing of the MCC Acquisition, the Company and Magellan will enter into commercial agreements for certain behavioral health, utilization management, medical pharmacy, and related services to be provided by Magellan to the Company and the MCC business.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is being filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Commitment Letter

In connection with the Purchase Agreement, the Company and Truist Bank and SunTrust Robinson Humphrey, Inc. (together with Truist Bank, the “Commitment Parties”) entered into a commitment letter (the “Commitment Letter”) on April 30, 2020, pursuant to which, among other things, Truist Bank has committed to provide the Company with debt financing in the aggregate principal amount of up to $400 million to: (i) pay the purchase price in connection with the MCC Acquisition, (ii) pay the fees, costs and expenses incurred in connection with the MCC Acquisition and the Commitment Letter, and (iii) satisfy any regulatory or statutory capital requirements applicable to the Company in connection with the transactions contemplated by the Purchase Agreement. The Commitment Parties’ obligations under the Commitment Letter are subject to the satisfaction or waiver of certain conditions, including consummation of the MCC Acquisition in accordance with the Purchase Agreement, the absence of any Material Adverse Effect (as defined in the Purchase Agreement) subsequent to the date of the Purchase Agreement, the negotiation, execution and delivery of definitive documentation consistent with the Commitment Letter, delivery of certain financial information, the accuracy of specified representations and warranties of Magellan in the Purchase Agreement, and certain other customary closing conditions.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains “forward-looking statements” regarding the Purchase Agreement and the Commitment Letter.  All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risks related to: the timely closing of the MCC Acquisition, including the need to obtain third party consents and regulatory approvals; any conditions imposed on the parties in connection with consummating the transactions described herein; and the possibility that the transactions will not be completed on a timely basis or at all. Information regarding the other risk factors to which the Company is subject is provided in greater detail in its periodic reports and filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company cannot give assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this Current Report on Form 8-K represent the Company’s judgment as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations that occur after the date of this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Stock and Asset Purchase Agreement, dated as of April 30, 2020, by and between Molina Healthcare, Inc. and Magellan Health, Inc.*
10.1	Commitment Letter, dated April 30, 2020, by and between Molina Healthcare, Inc. and Truist Bank and SunTrust Robinson Humphrey, Inc.
104	Cover page information from Molina Healthcare, Inc.’s Current Report on Form 8-K filed on May 6, 2020 formatted in iXBRL (Inline Extensible Business Reporting Language).

*
Schedules and certain similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted attachment upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 6, 2020	By:	/s/ Jeff D. Barlow
Jeff D. Barlow, Chief Legal Officer and Secretary